Exhibit 10.43

Loan Agreements

Party A: Mingyang Wind Power Technology Co., Ltd.

Party B: Tianjin Mingyang New Energy Investment Co., Ltd.

On the principle of mutual benefit and paid use of capital, both parties reach an agreement as follows through negotiation:

I. Party B agrees to lend capital to Party B for paid use;

II. Party A agrees to pay capital use fee to Party B in accordance with annual interest rate of banks in the corresponding period on a monthly basis.

III. As at March 2009, Party A shall pay capital use fee totaling to RMB 911250, indicated as following table.

Period of use	Used amount	Annual interest rate	Monthly interest rate	Length of use	Use fee
July to December 2008	18000000.00	7.47%	0.62%	6 months	672300.00
January to March 2009	18000000.00	5.31%	0.44%	3 months	238950.00

In total					911250.00

This agreement is executed in duplicated with each party holding one copy. This agreement shall take effect after both parties sign names and affix seals.

Party A: Mingyang Wind Power Technology Co., Ltd.	Party B: Tianjin Mingyang New Energy Investment Co., Ltd.
Representative signature:	Representative signature:
April 11, 2009